Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stoke Therapeutics, Inc.:

We consent to the use of our report dated March 23, 2020 incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

March 23, 2020